CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-271019) on Form S-8 of our report dated March 31, 2023, relating to the financial statements of NewAmsterdam Pharma Company N.V. appearing in the Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Accountants B.V.

Rotterdam, the Netherlands

March 31, 2023